KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                            NEW YORK, NY 10022 - 3852

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TEL  (212) 715-9100                                       47, AVENUE HOCHE 75008
FAX  (212) 715-8000                                      TEL  (33-1) 44 09 46 00
                                                         FAX  (33-1) 44 09 46 01

                                         February 25, 2005



North American Government Bond Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

Re:      North American Government Bond Fund, Inc.
         Post-Effective Amendment No. 18
         FILE NO. 33-53598; ICA NO. 811-7292

Gentlemen:

     We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 18 to Registration Statement No. 33-53598 on Form N-1A.


                                         Very truly yours,


                                         /s/ Kramer Levin Naftalis & Frankel LLP


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